Exhibit 99.1
Stabilis Solutions Achieves Record First Quarter Revenue and LNG Deliveries
HOUSTON, May 05, 2021 -- Stabilis Solutions, Inc., (“Stabilis”) (NASDAQ:SLNG), a leading provider of energy transition services including liquefied natural gas (“LNG”) and hydrogen fueling solutions today reported its financial results for its first quarter ended March 31, 2021.
2021 Highlights
•Achieved record revenue and LNG gallons delivered in the first quarter, surpassing the prior record by 28%
•Net income and cash flow positive for the first quarter
•Secured long-term sales contracts for up to 40% of its LNG production plant
•Closed $10 million credit facility to fund working capital needs
•Commenced trading on Nasdaq
•Executed MOU with Port of Corpus Christi to develop LNG solutions

First Quarter Results
For the first quarter ended March 31, 2021, Stabilis reported its highest ever quarterly revenue of $17.7 million, a 29% sequential increase from the quarter ended December 31, 2020 and a 28% increase from the first quarter of 2020, Stabilis’ previous record revenue quarter. The increase was largely driven by growth in remote power generation projects, continued expansion of the Company’s Mexico operations, and increased activity with aerospace customers.
“Stabilis is executing on its plan to deliver low cost and reliable energy transition fuels to its customers,” said Jim Reddinger, President and Chief Executive Officer of Stabilis Solutions, Inc. “Our team’s outstanding performance has led us to new business opportunities in both LNG and hydrogen markets. Looking into 2021 and beyond, we expect continued growth.”
Revenues from Stabilis’ LNG segment totaled $16.1 million, a 33% sequential increase from the quarter ended December 31, 2020 and a 29% increase from the first quarter of 2020. The Company delivered 13.4 million gallons of LNG to customers during the quarter, a 29% sequential increase compared to the fourth quarter of 2020 and a 12% increase compared to the first quarter of 2020.

Revenues from Stabilis’ power delivery segment decreased by 5% sequentially but increased 18% compared to the first quarter of 2020
Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") improved to $2.7 million, or 15% of revenue during the first quarter, a 14% improvement over the fourth quarter of 2020 and a 78% improvement over the first quarter of 2020. There were no adjustments to EBITDA during the periods covered.
Net income for the first quarter of 2021 rose to $0.2 million compared to net losses of ($0.1 million) in the fourth quarter of 2020 and ($1.1 million) during the first quarter of 2020.
Cash and cash equivalents as of March 31, 2021 were $3.1 million as compared with $1.8 million, as of December 31, 2020.
As previously announced, the Company also secured a $10 million credit facility, commenced trading on the Nasdaq, and executed an MOU to develop marine bunkering solutions using LNG with the Port of Corpus Christi Authority. In addition, the Company signed long-term customer contracts for up to 40% of the production at its LNG production plant.

Conference Call
Management will host a conference call on Thursday, May 6, 2021 at 10:00 a.m. eastern time (9:00 a.m. central).
Dial-in Information
United States & Canada:
+1 877-545-0320; passcode 225377
International:
+1 973-528-0016; passcode 225377
Webcast: https://www.webcaster4.com/Webcast/Page/2256/40949

Replay Information
United States & Canada:
+1 877-481-4010; passcode 40949
International:
+1 919-882-2331; passcode 40949
A replay of the call will be available until May 13, 2021 on the Stabilis Investor Center (www.stabilis-solutions.com).

About Stabilis
Stabilis Solutions, Inc. is a vertically integrated energy transition company that provides clean energy solutions to our customers. Our solutions include small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America. Stabilis also provides hydrogen fueling services to its customers. Stabilis has safely delivered over 250 million gallons of LNG through more than 25,000 truck deliveries during its 16-year operating history in the LNG industry, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America. Stabilis’ customers use LNG and hydrogen as fuel sources in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG and hydrogen as alternatives to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions. Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or volumes are curtailed. To learn more, visit www.stabilis-solutions.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.
The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue
LNG product	$11,695	$9,131
Rental, service and other	4,425	3,397
Power delivery	1,544	1,310
Total revenues	17,664	13,838
Operating expenses:
Cost of LNG product	8,812	6,097
Cost of rental, service and other	2,241	1,671
Costs of power delivery	1,160	1,247
Selling, general and administrative expenses	3,225	3,186
Depreciation expense	2,225	2,270
Total operating expenses	17,663	14,471
Income (loss) from operations before equity income	1	(633)
Net equity income (loss) from foreign joint ventures' operations:
Income (loss) from equity investments in foreign joint ventures	421	(114)
Foreign joint ventures' operations related expenses	(67)	(60)
Net equity income (loss) from foreign joint ventures' operations	354	(174)
Income (loss) from operations	355	(807)
Other income (expense):
Interest expense, net	(17)	(11)
Interest expense, net - related parties	(173)	(240)
Other income	90	38
Gain from disposal of fixed assets	—	11
Total other income (expense)	(100)	(202)
Income (loss) before income tax expense	255	(1,009)
Income tax expense	80	41
Net income (loss)	$175	$(1,050)

Common Stock Data:
Net income (loss) per common share:
Basic and diluted	$0.01	$(0.06)
Weighted average number of common shares outstanding:
Basic and diluted	16,896,626	16,819,681

EBITDA	$2,670	$1,512
Adjusted EBITDA	2,670	1,512

Revenues by Segment
(unaudited in thousands)

	Three Months Ended March 31,
	2021	2020
Revenue
LNG	$16,120	$12,528
Power Delivery	1,544	1,310
Total Revenue	$17,664	$13,838

Gallons Delivered
(unaudited in thousands)

	Three Months Ended March 31,
	2021	2020
Gallons Delivered
George West	6,517	6,968
3rd Party	6,891	4,979
Total Gallons Delivered	13,408	11,947

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,062	$1,814
Accounts receivable, net	6,327	5,620
Inventories, net	158	226
Prepaid expenses and other current assets	3,336	3,111
Due from related parties	2	42
Total current assets	12,885	10,813
Property, plant and equipment:
Cost	90,763	90,422
Less accumulated depreciation	(40,560)	(38,384)
Property, plant and equipment, net	50,203	52,038
Right-of-use assets	678	786
Goodwill	4,453	4,453
Investments in foreign joint ventures	12,256	11,897
Other noncurrent assets	320	326
Total assets	$80,795	$80,313
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term notes payable	$641	$680
Current portion of long-term notes payable - related parties	3,422	3,351
Current portion of finance lease obligation	17	—
Current portion of finance lease obligation - related parties	—	648
Current portion of operating lease obligations	306	362
Short-term notes payable	190	432
Accrued liabilities	5,232	4,361
Accounts payable	5,401	4,395
Total current liabilities	15,209	14,229
Long-term notes payable, net of current portion	667	682
Long-term notes payable, net of current portion - related parties	2,093	2,726
Finance lease obligations, net of current portion	75	—
Long-term portion of operating lease obligations	436	490
Deferred compensation	44	59
Deferred income taxes	106	97
Total liabilities	18,630	18,283
Commitments and contingencies
Stockholders’ Equity:
Preferred Stock; $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	—
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 16,896,626 and 16,896,626 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	17	17
Additional paid-in capital	91,440	91,278
Accumulated other comprehensive income (loss)	(80)	122
Accumulated deficit	(29,212)	(29,387)
Total stockholders’ equity	62,165	62,030
Total liabilities and stockholders’ equity	$80,795	$80,313

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$175	$(1,050)
Depreciation	2,225	2,270
Net Interest Expense	190	251
Income Tax Expense	80	41
EBITDA	2,670	1,512
Special Items	—	—
Adjusted EBITDA	$2,670	$1,512

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Investor Contact:
Rich Cockrell
CG Capital
877.889.1972
slng@cg.capital

Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilis-solutions.com